Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

March 31, 2021

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
March 31, 2021
(unaudited)

TABLE OF CONTENTS
Page
Press Release
First Quarter 2021 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary	29
Debt Maturity Schedule	30

COVID-19 Disclosure	31

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2021 Results

NEW YORK, NY, May 3, 2021 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended March 31, 2021.
“We are encouraged by the momentum of the retail recovery as we continue to execute on our leasing, development and redevelopment strategies. Our leasing pipeline reflects strong demand from grocers, discounters and a variety of restaurants,” said Jeff Olson, Chairman and CEO. “Our rent collection rate has now reached 95%, and we expect further improvement as state and local operating restrictions are lifted in the New York metropolitan area.”
Financial Results(1)(2)
•Generated net income attributable to common shareholders of $20.7 million, or $0.17 per diluted share, for the first quarter of 2021 compared to $51.3 million, or $0.40 per diluted share, for the first quarter of 2020.
•Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $31.8 million, or $0.26 per share, for the quarter compared to $34.8 million, or $0.27 per share, for the first quarter of 2020.
•Generated FFO as Adjusted of $32.3 million, or $0.26 per share, for the quarter compared to $34.9 million, or $0.28 per share, for the first quarter of 2020.
Operating Results(1)(3)
•Reported a decline of 5.8% in same-property Net Operating Income ("NOI"), including properties in redevelopment, compared to the first quarter of 2020.
•Reported a decline of 5.2% in same-property NOI, excluding properties in redevelopment, compared to the first quarter of 2020.
•Reported a decline in same-property occupancy to 91.3%, down 50 basis points compared to December 31, 2020 and down 190 basis points compared to March 31, 2020.
•Reported a decline in consolidated occupancy to 88.9%, down 50 basis points compared to December 31, 2020 and down 390 basis points compared to March 31, 2020.
•Executed 44 new leases, renewals and options totaling 357,000 square feet ("sf") during the quarter. Generated average rent spreads of 7.1% on a GAAP basis and 2.9% on a cash basis on same-space leases totaling 355,000 sf.

Balance Sheet and Liquidity(1)(4)(5)
The Company continues to maintain one of the strongest and most liquid balance sheets in the sector.
Balance sheet highlights as of March 31, 2021 include:
•Total liquidity of approximately $1 billion, comprised of $377 million of cash on hand and $600 million available under our revolving credit agreement.
•Weighted average term to maturity of 5.2 years.
•Total market capitalization of approximately $3.6 billion, comprised of 122.4 million fully-diluted common shares valued at $2.0 billion and $1.6 billion of debt.
•Net debt to total market capitalization of 34%.
•Net debt to Adjusted Earnings before interest, tax, depreciation and amortization for real estate ("EBITDAre") of 6.4x.

Leasing, Development and Redevelopment
During the quarter, the Company completed two anchor redevelopment projects with total costs of $14.3 million and an estimated blended unleveraged yield of 10%:

•Bed Bath & Beyond and buybuy Baby opened at the Plaza at Woodbridge in Woodbridge, NJ
•Emmis Communications opened an 11,000 sf office at Huntington Commons in Huntington, NY

The Company also commenced a $3 million redevelopment project in connection with executing leases with Five Below and Skechers at Tonnelle Commons in North Bergen, NJ. We expect the tenants will open by the second quarter of 2022.

Active redevelopment projects consist of $121.1 million of estimated gross costs, of which $81.7 million remains to be funded. These projects are expected to generate an approximate 8% unleveraged yield. As of May 5, 2021, these projects were 80% leased(6).

The Company has signed leases that have not yet rent commenced aggregating $10 million of gross revenue, representing approximately 5% of NOI.
Disposition Activity
During the quarter, the Company sold two small properties aggregating 70,000 sf for approximately $24 million and recognized a gain on sale of real estate of $11.7 million.

Subsequent to the quarter, the Company entered into a contract to sell a ground lease in Wheaton, MD for $9.4 million.

The weighted average cap rate on properties sold during the quarter and under contract is approximately 7%.

COVID-19 Business Update
As of April 29, 2021, the Company collected 95% of gross rent for the first quarter of 2021. The Company continues to make progress on 2020 receivables. The table below summarizes the status of the Company's gross rent collections for the past three quarters:

	% Collected
	4Q 2020	3Q 2020	2Q 2020
As of April 29, 2021	95%	90%	82%
As of February 12, 2021	93%	89%	81%
As of November 3, 2020	N/A	83%	77%
As of August 4, 2020	N/A	N/A	72%

As of April 29, 2021, the Company has executed or approved $9.8 million of deferral agreements (3.4% of gross rents) from the second, third and fourth quarters of 2020 with a weighted average payback period of 17 months. The Company has deferred less than 1% of gross rents from the first quarter of 2021.

Additional information related to the COVID-19 pandemic is included in this quarterly supplemental disclosure package beginning on page 31.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended March 31, 2021.
(3) Refer to page 6 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended March 31, 2021.
(4) Net debt as of March 31, 2021 is calculated as total consolidated debt of $1.6 billion less total cash and cash equivalents, including restricted cash, of $377 million.
(5) Refer to page 16 for the calculation of market capitalization as of March 31, 2021.
(6) Excluding self storage occupancy.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total revenue, which the Company believes is useful to investors for similar reasons. The Company has historically defined this metric as "Cash NOI." There have been no changes to the calculation of this metric. However, the Company has decided to refer to this metric as "NOI" instead of "Cash NOI" to further clarify that, consistent with the definition of this metric, the revenue and expenses reflected in this metric include some accrued amounts and are not limited to amounts for which the Company actually received or made cash payment during the applicable period.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 71 properties for the three months ended March 31, 2021 and 2020. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release. The Company has historically defined this metric as "same-property Cash NOI." There have been no changes to the calculation of this metric. The Company has decided to refer to this metric as "same-property NOI" for the same reasons discussed above under "NOI," which we had historically defined as "Cash NOI."
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of March 31, 2021, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 71 properties for the three months ended March 31, 2021 and 2020. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the quarters ended March 31, 2021 and 2020, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Quarter Ended March 31,
	2021	2020
Net income	$20,716	$51,288
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(875)	(2,308)
Consolidated subsidiaries	79	—
Net income attributable to common shareholders	19,920	48,980
Adjustments:
Rental property depreciation and amortization	22,686	23,281
Gain on sale of real estate	(11,722)	(39,775)
Limited partnership interests in operating partnership	875	2,308
FFO Applicable to diluted common shareholders	31,759	34,794
FFO per diluted common share(1)	0.26	0.27
Adjustments to FFO:
Write-off of receivables arising from the straight-lining of rents	873	—
Transaction, severance and other expenses (income)	(377)	126
FFO as Adjusted applicable to diluted common shareholders	$32,255	$34,920
FFO as Adjusted per diluted common share(1)	$0.26	$0.28

Weighted Average diluted common shares(1)	122,166	126,756
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the quarter ended March 31, 2021 and March 31, 2020, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the quarters ended March 31, 2021 and 2020, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of NOI and same-property NOI.

	Quarter Ended March 31,
(Amounts in thousands)	2021	2020
Net income	$20,716	$51,288
Management and development fee income from non-owned properties	(365)	(314)
Other (income) expense	(246)	255
Depreciation and amortization	22,875	23,471
General and administrative expense	8,668	9,847
Gain on sale of real estate	(11,722)	(39,775)
Interest income	(136)	(1,683)
Interest and debt expense	14,827	17,175
Income tax expense	235	100
Non-cash revenue and expenses	(1,273)	(2,695)
NOI(1)	53,579	57,669
Adjustments:
Non-same property NOI(2)	(1,801)	(3,540)
Tenant bankruptcy settlement income and lease termination income	(475)	(3)
Same-property NOI	$51,303	$54,126
NOI related to properties being redeveloped	869	1,278
Same-property NOI including properties in redevelopment	$52,172	$55,404
(1) The Company has historically defined this metric as “Cash NOI.” There have been no changes to the calculation.
(2) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired or disposed in the period.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the quarters ended March 31, 2021 and 2020, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Quarter Ended March 31,
(Amounts in thousands)	2021	2020
Net income	$20,716	$51,288
Depreciation and amortization	22,875	23,471
Interest and debt expense	14,827	17,175
Income tax expense	235	100
Gain on sale of real estate	(11,722)	(39,775)
EBITDAre	46,931	52,259
Adjustments for Adjusted EBITDAre:
Write-off of receivable arising from the straight-lining of rents	873	—
Transaction, severance and other expenses (income)	(377)	126
Adjusted EBITDAre	$47,427	$52,385

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 77 properties totaling 16.2 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our actual future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance individuals adversely impacted by the COVID-19 pandemic, and to large and small businesses, particularly our retail tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, (b) the duration of any such orders or other formal recommendations for social distancing, and the speed and extent to which revenues of our retail tenants recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (d) the potential adverse impact on returns from redevelopment projects, and (e) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term, and negative consequences that will occur if these trends are not quickly reversed; (ii) the loss or bankruptcy of major tenants, particularly in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, particularly, in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic and the significant uncertainty as to when and under which conditions potential tenants will be able to operate physical retail locations in the future; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as the recent significant decline in the Company’s share price from prices prior to the spread of the COVID-19 pandemic; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; and (xv) the loss of key executives. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the other documents filed by the Company with the Securities and Exchange Commission.
For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of March 31, 2021

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the quarter ended March 31, 2021 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Quarter ended
Summary Financial Results	March 31, 2021
Total revenue	$95,661
General & administrative expenses (G&A)	$8,668
Net income attributable to common shareholders	$19,920
Earnings per diluted share	$0.17
Adjusted EBITDAre(7)	$47,427
Funds from operations (FFO)	$31,759
FFO per diluted common share	$0.26
FFO as Adjusted	$32,255
FFO as Adjusted per diluted common share	$0.26
Total dividends declared per share	$0.15
Stock closing price low-high range (NYSE)	$12.61 to $18.05
Weighted average diluted shares used in EPS computations(1)	117,024
Weighted average diluted common shares used in FFO computations(1)	122,166

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	77 / 75
Gross leasable area (GLA) sf - retail portfolio(3)(5)	15,115,000
Weighted average annual rent psf - retail portfolio(3)(5)	$18.97
Consolidated occupancy at end of period	88.9%
Consolidated retail portfolio occupancy at end of period(5)	88.1%
Same-property occupancy at end of period(2)	91.3%
Same-property physical occupancy at end of period(4)(2)	89.5%
Same-property NOI growth(2)	(5.2)%
Same-property NOI growth, including redevelopment properties	(5.8)%
NOI margin - total portfolio	57.4%
Expense recovery ratio - total portfolio	85.6%
New, renewal and option rent spread - cash basis(8)	2.9%
New, renewal and option rent spread - GAAP basis(8)	7.1%
Net debt to total market capitalization(6)	33.7%
Net debt to Adjusted EBITDAre(6)	6.4	x
Adjusted EBITDAre to interest expense(7)	3.4	x
Adjusted EBITDAre to fixed charges(7)	2.8	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended March 31, 2021 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The same-property pool for both NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired or sold during the periods being compared.
(3) GLA - retail portfolio excludes 1.1 million square feet of industrial properties and 132,000 square feet of self-storage. The weighted average annual rent per square foot for our retail portfolio and industrial was $18.03.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes industrial and self-storage.
(6) See computation for the quarter ended March 31, 2021 on page 16. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 14.
(8) See computation on page 19.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2021 (unaudited) and December 31, 2020
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020
ASSETS
Real estate, at cost:
Land	$563,346	$568,662
Buildings and improvements	2,331,880	2,326,450
Construction in progress	40,629	44,689
Furniture, fixtures and equipment	7,118	7,016
Total	2,942,973	2,946,817
Accumulated depreciation and amortization	(741,874)	(730,366)
Real estate, net	2,201,099	2,216,451
Right-of-use assets	79,185	80,997
Cash and cash equivalents	324,508	384,572
Restricted cash	52,412	34,681
Tenant and other receivables	16,549	15,673
Receivable arising from the straight-lining of rents	60,980	62,106
Identified intangible assets, net of accumulated amortization of $33,980 and $37,009, respectively	53,714	56,184
Deferred leasing costs, net of accumulated amortization of $16,494 and $16,419, respectively	18,237	18,585
Prepaid expenses and other assets	70,198	70,311
Total assets	$2,876,882	$2,939,560

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,584,978	$1,587,532
Lease liabilities	73,327	74,972
Accounts payable, accrued expenses and other liabilities	71,745	132,980
Identified intangible liabilities, net of accumulated amortization of $73,898 and $71,375, respectively	145,462	148,183
Total liabilities	1,875,512	1,943,667
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,026,289 and 117,014,317 shares issued and outstanding, respectively	1,170	1,169
Additional paid-in capital	987,518	989,863
Accumulated deficit	(37,145)	(39,467)
Noncontrolling interests:
Operating partnership	43,523	38,456
Consolidated subsidiaries	6,304	5,872
Total equity	1,001,370	995,893
Total liabilities and equity	$2,876,882	$2,939,560

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the quarters ended March 31, 2021 and 2020 (unaudited)
(in thousands, except share and per share amounts)

	Quarter Ended March 31,
	2021	2020
REVENUE
Rental revenue	$94,619	$93,000
Management and development fees	365	314
Other income	677	46
Total revenue	95,661	93,360
EXPENSES
Depreciation and amortization	22,875	23,471
Real estate taxes	16,601	14,966
Property operating	20,291	14,537
General and administrative	8,668	9,847
Lease expense	3,306	3,434
Total expenses	71,741	66,255
Gain on sale of real estate	11,722	39,775
Interest income	136	1,683
Interest and debt expense	(14,827)	(17,175)
Income before income taxes	20,951	51,388
Income tax expense	(235)	(100)
Net income	20,716	51,288
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(875)	(2,308)
Consolidated subsidiaries	79	—
Net income attributable to common shareholders	$19,920	$48,980

Earnings per common share - Basic:	$0.17	$0.40
Earnings per common share - Diluted:	$0.17	$0.40
Weighted average shares outstanding - Basic	116,956	120,966
Weighted average shares outstanding - Diluted	117,024	121,051

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the quarters ended March 31, 2021 and 2020
(in thousands)

	Quarter Ended March 31,		Percent Change
	2021	2020
Total NOI(1)
Total revenue	$93,346	$90,113	3.6%
Total property operating expenses	(39,767)	(32,444)	22.6%
NOI - total portfolio	$53,579	$57,669	(7.1)%

NOI margin (NOI / Total revenue)	57.4%	64.0%

Same-property NOI(1)
Property rentals	$61,831	$63,212
Tenant expense reimbursements	26,333	24,003
Rental revenue deemed uncollectible	(1,284)	(1,306)
Total revenue	86,880	85,909
Real estate taxes	(14,735)	(14,770)
Property operating(2)	(17,919)	(14,113)
Lease expense	(2,923)	(2,900)
Total property operating expenses	(35,577)	(31,783)
Same-property NOI(1)	$51,303	$54,126	(5.2)%

NOI related to properties being redeveloped	$869	$1,278
Same-property NOI including properties in redevelopment(1)	$52,172	$55,404	(5.8)%

Same-property physical occupancy	89.5%	91.7%
Same-property leased occupancy	91.3%	93.2%
Number of properties included in same-property analysis	71

(1) Refer to page 6 for a reconciliation of net income to NOI and same-property NOI.
(2) Property operating expense includes $6.2 million of costs incurred related to snow removal in the first quarter of 2021 compared to $1.5 million in the first quarter of 2020.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the quarters ended March 31, 2021 and 2020
(in thousands)

	Quarter Ended March 31,
	2021		2020
Net income	$20,716		$51,288
Depreciation and amortization	22,875		23,471
Interest expense	14,070		16,469
Amortization of deferred financing costs	757		706
Income tax expense	235		100
Gain on sale of real estate	(11,722)		(39,775)
EBITDAre	46,931		52,259
Adjustments for Adjusted EBITDAre:
Write-off of receivable arising from the straight-lining of rents	873		—
Transaction, severance and other expenses (income)	(377)		126
Adjusted EBITDAre	$47,427		$52,385

Interest expense	$14,070		$16,469

Adjusted EBITDAre to interest expense	3.4	x	3.2	x

Fixed charges
Interest expense	$14,070		$16,469
Scheduled principal amortization	2,673		1,828
Total fixed charges	$16,743		$18,297

Adjusted EBITDAre to fixed charges	2.8	x	2.9	x

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the quarter ended March 31, 2021
(in thousands, except per share amounts)

	Quarter Ended March 31, 2021
	(in thousands)	(per share)(2)
Net income	$20,716	$0.17
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(875)	(0.01)
Consolidated subsidiaries	79	—
Net income attributable to common shareholders	19,920	0.16
Adjustments:
Rental property depreciation and amortization	22,686	0.19
Gain on sale of real estate	(11,722)	(0.10)
Limited partnership interests in operating partnership(1)	875	0.01
FFO applicable to diluted common shareholders	31,759	0.26

Write-off of receivables arising from the straight-lining of rents	873	0.01
Transaction, severance and other expenses (income)	(377)	—
FFO as Adjusted applicable to diluted common shareholders	$32,255	$0.26

Weighted average diluted shares used to calculate EPS	117,024
Assumed conversion of OP and LTIP Units to common shares	5,142
Weighted average diluted common shares - FFO	122,166
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Individual items may not add up due to total rounding.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of March 31, 2021
(in thousands, except share amounts)

	March 31, 2021
Closing market price of common shares	$16.52

Basic common shares	117,026,289
OP and LTIP units	5,352,644
Diluted common shares	122,378,933

Equity market capitalization	$2,021,700

Total consolidated debt(1)	$1,594,420
Cash and cash equivalents including restricted cash	(376,920)
Net debt	$1,217,500

Net Debt to annualized Adjusted EBITDAre	6.4	x

Total consolidated debt(1)	$1,594,420
Equity market capitalization	2,021,700
Total market capitalization	$3,616,120

Net debt to total market capitalization at applicable market price	33.7%

Cash and cash equivalents including restricted cash	$376,920
Available under unsecured credit facility	600,000
Total liquidity	$976,920

(1) Total consolidated debt excludes unamortized debt issuance costs of $9.4 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Quarter Ended March 31,
	2021	2020
Rental revenue:
Property rentals	$68,033	$69,290
Tenant expense reimbursements	29,221	25,134
Rental revenue deemed uncollectible	(2,635)	(1,424)
Total rental revenue	$94,619	$93,000

Certain non-cash items:
Straight-line rental (expense) income(1)	$(964)	$674
Amortization of below-market lease intangibles, net(1)	2,412	2,249
Lease expense GAAP adjustments(2)	(174)	(228)
Amortization of deferred financing costs(4)	(757)	(706)
Capitalized interest(4)	81	125
Share-based compensation expense(3)	(2,683)	(3,248)

Capital expenditures: (5)
Development and redevelopment costs	$5,323	$4,188
Maintenance capital expenditures	2,205	1,469
Leasing commissions	319	273
Tenant improvements and allowances	272	881
Total capital expenditures	$8,119	$6,811

	March 31, 2021	December 31, 2020
Accounts payable, accrued expenses and other liabilities:
Dividend payable	$—	$55,905
Deferred tenant revenue	22,775	26,594
Accrued interest payable	9,423	11,095
Accrued capital expenditures and leasing costs	9,387	7,797
Security deposits	5,781	5,884
Finance lease liability	2,996	2,993
Accrued payroll expenses	3,098	5,797
Other liabilities and accrued expenses	18,285	16,915
Total accounts payable, accrued expenses and other liabilities	$71,745	$132,980
(1) Amounts included in the financial statement line item "Rental revenue" in the consolidated statements of income. The Company recognized write-offs of $0.9 million of receivables arising from the straight-lining of rents during the quarter ended March 31, 2021 in connection with leases with rental revenue being recognized on a cash-basis.
(2) GAAP adjustments consist of amortization of below-market ground lease intangibles and straight-line lease expense. Amounts are included in the financial statement line item "Lease expense" in the consolidated statements of income.
(3) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of March 31, 2021

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	6	808,926	5.0%	$15,731,153	6.1%	$19.45	14.3
The TJX Companies, Inc.(2)	22	714,731	4.4%	14,320,938	5.5%	20.04	4.8
Lowe's Companies, Inc.	6	976,415	6.0%	8,825,004	3.4%	9.04	6.5
Best Buy Co., Inc.	8	359,476	2.2%	8,173,456	3.1%	22.74	4.3
Walmart Inc.	5	708,435	4.4%	7,479,449	2.9%	10.56	7.2
Burlington Stores, Inc.	7	415,828	2.6%	7,163,233	2.8%	17.23	7.8
Kohl's Corporation	7	633,345	3.9%	6,570,371	2.5%	10.37	4.1
BJ's Wholesale Club	4	454,297	2.8%	5,771,563	2.2%	12.70	7.1
PetSmart, Inc.	10	228,869	1.4%	5,709,400	2.2%	24.95	4.1
Ahold Delhaize (Stop & Shop)	5	362,696	2.2%	5,429,430	2.1%	14.97	7.5
Target Corporation	3	335,937	2.1%	5,290,952	2.0%	15.75	11.6
Wakefern (ShopRite)	4	296,018	1.8%	5,241,942	2.0%	17.71	11.2
LA Fitness International LLC	5	245,266	1.5%	4,275,983	1.6%	17.43	7.3
The Gap, Inc.(3)	10	151,239	0.9%	4,255,138	1.6%	28.14	4.4
Whole Foods Market, Inc.	2	100,682	0.6%	3,759,050	1.4%	37.34	9.6
Staples, Inc.	8	167,832	1.0%	3,607,035	1.4%	21.49	2.3
Sears Holdings Corporation(4)	3	522,089	3.2%	3,388,959	1.3%	6.49	24.5
Bob's Discount Furniture	4	170,931	1.1%	3,222,108	1.2%	18.85	6.0
Bed Bath & Beyond Inc.(5)	7	205,673	1.3%	3,046,507	1.2%	14.81	4.6
Dick's Sporting Goods, Inc.	3	153,910	1.0%	2,686,682	1.0%	17.46	3.9
24 Hour Fitness	1	53,750	0.3%	2,400,000	0.9%	44.65	10.7
Raymour & Flanigan	4	215,254	1.3%	2,370,497	0.9%	11.01	7.6
URBN (Anthropologie)	1	31,450	0.2%	2,201,500	0.8%	70.00	7.5
Planet Fitness, Inc.	4	84,911	0.5%	1,859,354	0.7%	21.90	8.4
Hudson's Bay Company (Saks)	2	59,143	0.4%	1,850,482	0.7%	31.29	5.9

Total/Weighted Average	141	8,457,103	52.1%	$134,630,186	51.5%	$15.92	7.8

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (14), T.J. Maxx (4), HomeGoods (3) and Homesense (1).
(3) Includes Old Navy (7), Gap (2) and Banana Republic (1).
(4) Includes Sears (1) and Kmart (2). Kmart has closed the location at The Outlets at Montehiedra, however, they will continue to be dark and paying until lease expiration in 2023. The lease generates approximately $1.8 million in annual gross rents, including tenant reimbursement income.
(5) Includes Harmon Face Values (3), Bed Bath & Beyond (3) and buybuy Baby (1).

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the quarter ended March 31, 2021

	Quarter Ended March 31, 2021
	GAAP(2)	Cash(1)
New leases
Number of new leases executed	7	7
Total square feet	19,038	19,038
Number of same space leases	6	6
Same space square feet	17,569	17,569
Prior rent per square foot	$28.92	$31.24
New rent per square foot	$42.71	$34.99
Same space weighted average lease term (years)	13.5	13.5
Same space TIs per square foot	N/A	$37.55
Rent spread(3)	47.7%	12.0%

Renewals & Options
Number of leases executed	37	37
Total square feet	337,780	337,780
Number of same space leases	37	37
Same space square feet	337,780	337,780
Prior rent per square foot	$25.56	$26.21
New rent per square foot	$26.76	$26.83
Same space weighted average lease term (years)	3.4	3.4
Same space TIs per square foot	N/A	$—
Rent spread	4.7%	2.4%

Total New Leases and Renewals & Options
Number of leases executed	44	44
Total square feet	356,818	356,818
Number of same space leases	43	43
Same space square feet	355,349	355,349
Prior rent per square foot	$25.73	$26.46
New rent per square foot	$27.55	$27.23
Same space weighted average lease term (years)	3.9	3.9
Same space TIs per square foot	N/A	$1.86
Rent spread	7.1%	2.9%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of March 31, 2021

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	45,000	0.4%	$14.82	56	145,000	5.6%	$28.15	58	190,000	1.3%	$24.99
2021	3	53,000	0.4%	16.08	39	107,000	4.1%	33.01	42	160,000	1.0%	27.40
2022	24	875,000	7.0%	14.28	88	225,000	8.6%	31.35	112	1,100,000	7.3%	17.77
2023	34	1,333,000	10.6%	17.91	64	204,000	7.8%	33.94	98	1,537,000	10.2%	20.03
2024	34	1,248,000	10.0%	18.14	72	244,000	9.4%	33.88	106	1,492,000	9.9%	20.72
2025	29	1,246,000	10.0%	13.23	50	179,000	6.9%	35.80	79	1,425,000	9.4%	16.06
2026	17	585,000	4.7%	19.24	67	234,000	9.0%	34.68	84	819,000	5.4%	23.66
2027	12	388,000	3.1%	13.03	44	180,000	6.9%	32.14	56	568,000	3.7%	19.09
2028	10	449,000	3.6%	22.59	36	122,000	4.7%	42.01	46	571,000	3.8%	26.74
2029	31	1,483,000	11.8%	18.65	35	135,000	5.2%	43.60	66	1,618,000	10.7%	20.73
2030	13	923,000	7.4%	13.66	24	88,000	3.4%	39.33	37	1,011,000	6.7%	15.89
2031	12	682,000	5.4%	15.29	12	46,000	1.8%	33.49	24	728,000	4.8%	16.44
Thereafter	26	2,017,000	16.1%	13.22	15	78,000	3.0%	34.69	41	2,095,000	13.9%	14.02
Subtotal/Average	247	11,327,000	90.5%	$16.08	602	1,987,000	76.4%	$34.87	849	13,314,000	88.1%	$18.88
Vacant	36	1,187,000	9.5%	N/A	238	614,000	23.6%	N/A	274	1,801,000	11.9%	N/A
Total/Average	283	12,514,000	100%	N/A	840	2,601,000	100%	N/A	1,123	15,115,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 1.1 million square-foot industrial properties (excluded from the table above) is $6.36 per square foot as of March 31, 2021. The table also excludes 132,000 square feet of self-storage space.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of March 31, 2021

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	45,000	0.4%	$14.82	56	145,000	5.6%	$28.15	58	190,000	1.3%	$24.99
2021	1	24,000	0.2%	14.76	34	90,000	3.4%	32.94	35	114,000	0.7%	29.11
2022	6	141,000	1.1%	11.19	67	170,000	6.5%	32.18	73	311,000	2.1%	22.66
2023	9	235,000	1.9%	22.82	40	108,000	4.1%	37.37	49	343,000	2.3%	27.40
2024	5	87,000	0.7%	16.20	46	129,000	5.0%	37.48	51	216,000	1.4%	28.91
2025	13	529,000	4.2%	11.90	32	96,000	3.7%	39.69	45	625,000	4.1%	16.17
2026	3	37,000	0.3%	18.97	38	106,000	4.1%	38.88	41	143,000	0.9%	33.73
2027	6	136,000	1.1%	16.86	32	88,000	3.4%	26.60	38	224,000	1.5%	20.69
2028	8	375,000	3.0%	16.00	34	91,000	3.5%	39.96	42	466,000	3.1%	20.68
2029	13	390,000	3.1%	24.28	27	94,000	3.6%	46.02	40	484,000	3.2%	28.50
2030	10	281,000	2.2%	20.86	20	75,000	2.9%	38.59	30	356,000	2.4%	24.60
2031	10	265,000	2.1%	24.53	24	85,000	3.3%	35.91	34	350,000	2.3%	27.29
Thereafter	161	8,782,000	70.2%	21.88	152	710,000	27.3%	43.77	313	9,492,000	62.8%	23.52
Subtotal/Average	247	11,327,000	90.5%	$21.19	602	1,987,000	76.4%	$38.88	849	13,314,000	88.1%	$23.83
Vacant	36	1,187,000	9.5%	N/A	238	614,000	23.6%	N/A	274	1,801,000	11.9%	N/A
Total/Average	283	12,514,000	100%	N/A	840	2,601,000	100%	N/A	1,123	15,115,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent and is adjusted assuming all option rents specified in the underlying leases are exercised. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 1.1 million square-foot industrial properties (excluded from the table above) assuming exercise of all options at future tenant rent is $8.39 per square foot as of March 31, 2021. The table also excludes 132,000 square feet of self-storage space.

URBAN EDGE PROPERTIES
As of March 31, 2021
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Vallejo (leased through 2043)(3)	45,000	100.0%	12.00	—	Best Buy
Walnut Creek (Olympic)	31,000	100.0%	70.00	—	Anthropologie
Walnut Creek (Mt. Diablo)(4)	7,000	—%	—	—
Connecticut:
Newington	189,000	90.0%	9.75	—	Walmart, Staples
Maryland:
Towson (Goucher Commons)	155,000	92.5%	24.36	—	Staples, HomeGoods, Five Below, Ulta, Kirkland's, Sprouts, DSW
Rockville	94,000	98.0%	27.42	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	18.27	—	Best Buy
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	62.1%	31.46	—	PetSmart
Revere (Wonderland Marketplace)	140,000	100.0%	13.25	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester	131,000	100.0%	11.26	$12,500	Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.00	—	Fun City (lease not commenced)
New Jersey:
Bergen Town Center - East, Paramus	253,000	93.8%	22.19	—	Lowe's, REI, Best Buy
Bergen Town Center - West, Paramus	1,058,000	78.8%	34.76	$300,000	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy
Brick (Brick Commons)	278,000	95.4%	19.61	$50,000	Kohl's, ShopRite, Marshalls, Old Navy
Carlstadt (leased through 2050)(3)	78,000	100.0%	24.41	—	Stop & Shop
Cherry Hill (Plaza at Cherry Hill)	422,000	73.0%	14.52	$28,930	LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick (Brunswick Commons)	427,000	100.0%	14.52	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	95.3%	21.78	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls, Paper Store
East Rutherford	197,000	98.2%	12.30	$23,000	Lowe's
Garfield (Garfield Commons)	298,000	100.0%	15.56	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	99.4%	23.93	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	76.6%	16.81	$22,713	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy
Jersey City (Hudson Commons)	236,000	100.0%	13.90	$28,448	Lowe's, P.C. Richard & Son
Kearny (Kearny Commons)	116,000	100.0%	22.29	—	LA Fitness, Marshalls, Ulta
Lodi (Washington Street)(6)	43,000	100.0%	19.87	—	Dollar Tree
Manalapan	208,000	87.7%	20.44	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, PetSmart, Avalon Flooring
Marlton (Marlton Commons)	218,000	100.0%	16.38	$37,400	Kohl's, ShopRite, PetSmart
Middletown (Town Brook Commons)	231,000	96.4%	13.72	$31,400	Kohl's, Stop & Shop
Millburn	104,000	98.8%	27.47	$23,270	Trader Joe's, CVS, PetSmart

URBAN EDGE PROPERTIES
As of March 31, 2021
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Montclair	18,000	100.0%	32.00	$7,250	Whole Foods Market
Morris Plains (Briarcliff Commons) (6)	179,000	94.9%	22.36	—	Kohl's, Uncle Giuseppe's (lease not commenced)
North Bergen (Kennedy Commons)	62,000	100.0%	14.45	—	Food Bazaar
North Bergen (Tonnelle Commons)	413,000	94.4%	21.59	$100,000	Walmart, BJ's Wholesale Club, PetSmart
North Plainfield (West End Commons)	241,000	99.1%	11.45	$25,100	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Paramus (leased through 2033)(3)	63,000	100.0%	44.56	—	24 Hour Fitness
Rockaway (Rockaway River Commons)	189,000	91.5%	14.43	$27,800	ShopRite, T.J. Maxx
South Plainfield (Stelton Commons) (leased through 2039)(3)	56,000	96.3%	21.45	—	Staples, Party City
Totowa	271,000	100.0%	18.30	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Turnersville	98,000	100.0%	10.08	—	At Home, Verizon Wireless
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (West Branch Commons)	278,000	95.0%	16.45	—	Lowe's, Burlington, Office Depot
Watchung (Greenbrook Commons)	170,000	96.6%	18.33	$26,484	BJ's Wholesale Club
Westfield (One Lincoln Plaza)	22,000	89.9%	32.43	$4,730	Five Guys, PNC Bank
Woodbridge (Woodbridge Commons)	225,000	94.7%	13.24	$22,100	Walmart, Charisma Furniture
Woodbridge (Plaza at Woodbridge)	332,000	90.0%	18.76	$55,340	Best Buy, Raymour & Flanigan, Lincoln Tech, Retro Fitness, Bed Bath & Beyond and buybuy Baby
New York:
Bronx (Gun Hill Commons)	81,000	90.9%	36.86	$25,049	Planet Fitness, Aldi
Bronx (Bruckner Commons)	375,000	82.0%	27.22	—	Kmart, ShopRite, Burlington
Bronx (Shops at Bruckner)	114,000	66.6%	39.19	$10,189	Marshalls, Old Navy
Brooklyn (Kingswood Center)(6)	129,000	84.3%	35.83	$71,475	T.J. Maxx, Visiting Nurse Service of NY
Brooklyn (Kingswood Crossing)(6)	107,000	69.5%	41.72	—	Target, Marshalls, Maimonides Medical (lease not commenced)
Buffalo (Amherst Commons)	311,000	98.1%	10.94	—	BJ's Wholesale Club, T.J. Maxx, Burlington, HomeGoods, LA Fitness
Dewitt (Marshall Plaza) (leased through 2041)(3)	46,000	100.0%	24.62	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	26.32	$43,100	The Home Depot, Staples
Huntington (Huntington Commons)	216,000	72.6%	20.08	—	Marshalls, ShopRite (lease not commenced), Old Navy, Petco
Inwood (Burnside Commons)	100,000	35.1%	25.73	—
Massapequa, NY (Sunrise Mall) (leased through 2069)(3)(4)(6)	1,215,000	64.5%	8.08	—	Macy's, Sears, Dick's Sporting Goods, Dave & Busters, Raymour & Flanigan
Mt. Kisco (Mt. Kisco Commons)	189,000	98.0%	17.07	$12,813	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Queens (Cross Bay Commons)	46,000	80.5%	41.68	—	Northwell Health
Rochester (Henrietta) (leased through 2056)(3)	165,000	100.0%	4.64	—	Kohl's
Staten Island (Forest Commons)	165,000	96.3%	24.89	—	Western Beef, Planet Fitness, Mavis Discount Tire, NYC Public School
Yonkers Gateway Center	448,000	92.3%	15.88	$28,058	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema

URBAN EDGE PROPERTIES
As of March 31, 2021
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Pennsylvania:
Bensalem (Marten Commons)	185,000	96.6%	14.54	—	Kohl's, Ross Dress for Less, Staples, Petco
Broomall(6)	169,000	64.7%	16.34	—	National retailer (lease not commenced), Planet Fitness, PetSmart
Glenolden (MacDade Commons)	102,000	100.0%	12.86	—	Walmart
Lancaster (Lincoln Plaza)	228,000	100.0%	5.12	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	22.99	—	PetSmart
Wilkes-Barre (461-499 Mundy Street)	179,000	68.4%	12.79	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.70	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Las Catalinas	356,000	51.3%	44.74	$126,759	Forever 21, Old Navy
Montehiedra	539,000	94.1%	18.12	$80,712	Kmart, The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy
Total Shopping Centers and Malls	15,115,000	88.1%	$18.97	$1,553,720
INDUSTRIAL:
East Hanover Warehouses	943,000	100.0%	5.87	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Givaudan Flavors, Reliable Tire, LineMart
Lodi (Route 17 North)	127,000	100.0%	9.95	—	AAA Wholesale Group (lease not commenced)
Total Industrial	1,070,000	100.0%	$6.34	$40,700

Total Urban Edge Properties	16,185,000	88.9%	$18.03	$1,594,420
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 132,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot is the current base rent on an annualized basis. It includes executed leases for which rent has not commenced and excludes tenant expense reimbursements, free rent periods, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $21.42 per square foot.
(3) The Company is a lessee under a ground or building lease. Ground and building lease terms include exercised options and options that may be exercised in future periods. For building leases, the total square feet disclosed for the building will revert to the lessor upon lease expiration. At Salem, the ground lease is for a portion of the parking area only. At Massapequa, the ground lease pertains to the land occupied by Sears and Macy's.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI for the quarter ended March 31, 2021 and 2020, respectively.
(7) Mortgage debt balances exclude unamortized debt issuance costs.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the quarter ended March 31, 2021
(dollars in thousands)

2021 Property Acquisitions:

None.

2021 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
1/8/2021	Lodi (Washington Street)(1)	Lodi	NJ	42,000	$7,200
3/9/2021	East Hanover (280 Route 10 West)	East Hanover	NJ	28,000	16,550
(1) Disposed of a portion of the property.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2021
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 3/31/21	Target Stabilization(2)	Description and status
Huntington Commons(3)	$31,200		$1,300	3Q22	Retenanting former Kmart Box with ShopRite, tenant repositioning and facade renovations
Broomall Commons	17,500		1,100	3Q22	Retenanting former 85,000± sf Giant Food space with national retailers and repositioning center (45,000± sf executed)
Lodi(3)	15,400		1,200	1Q22	Converting former National Wholesale Liquidator space into 127,000± sf industrial space for AAA Wholesale Group and constructing a new 3,000 sf retail pad
Kearny Commons(3)	11,600		10,400	1Q22	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta (open) and other tenants as well as adding a freestanding Starbucks (open)
Tonnelle Commons(3)	10,800		10,500	4Q21	Adding 102,000± sf CubeSmart self-storage facility on excess land (open)
Briarcliff Commons	10,500		2,200	1Q22	Retenanting former ShopRite with Uncle Giuseppe's, adding new 3,000± sf pad in parking lot
Outlets at Montehiedra(3)	9,200		2,600	2Q22	Constructing a new 14,000± sf building for Walgreens and Global Mattress and a new 3,000± sf pad for Arby's
The Plaza at Woodbridge(3)	4,100		4,100	2Q22	Repurposing 82,000± sf of unused basement space into Extra Space self-storage facility (open)
Wilkes-Barre(3)	3,400		2,800	2Q21	Adding new Panera Bread pad
Tonnelle Commons(3)	3,000		100	2Q22	Retenant former Staples with Five Below and Skechers
Mt. Kisco Commons(3)	3,000		2,800	4Q21	Converting former sit-down restaurant into a Chipotle (open) and another quick service restaurant
Salem(3)	1,400		300	4Q21	Retenanting anchor box with Fun City

Total	$121,100	(4)	$39,400

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 27. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control. The estimated stabilization dates shown reflect our best estimate assuming activity is not further impeded by COVID-19 related restrictions.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for total Active projects is 8% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2021
(in thousands, except square footage data)

COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 3/31/21	Stabilization(2)	Description and status
The Plaza at Woodbridge(3)	8,900		8,300	1Q21	Backfilled former Toys "R" Us space with Bed Bath & Beyond and buybuy Baby
Huntington Commons(3)	5,400		5,300	1Q21	Converted 11,000± sf basement space into office space
Garfield Commons - Phase II(3)	3,900		3,800	3Q20	Added 18,000± sf of shops for AutoZone and Five Below

Total	$18,200	(4)	$17,400

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Shops at Bruckner	Bronx, NY	Renovate building facade and common areas to integrate with recently completed Bruckner Commons. Introduce new essential retail tenants into the project and reposition small shop space
Bergen Town Center	Paramus, NJ	Interior renovation and exterior common area improvements including outdoor dining, landscaping, place-making and amenities. Introduce new tenant mix and reposition Century 21 anchor vacancy to enhance merchandise mix and connectivity to the mall
The Plaza at Cherry Hill	Cherry Hill, NJ	Reposition asset through facade renovation, site improvements, and lease up of vacancy
Outlets at Montehiedra	San Juan, PR	Develop new pad
Marlton Commons	Marlton, NJ	Develop new small shop space
Hudson Mall	Jersey City, NJ	Develop a mix of uses surrounding Hudson Mall as well as redeveloping parts of the mall to create a retail destination and retenant former Toys "R" Us box
Wilkes-Barre	Wilkes-Barre, PA	Retenant vacant anchor box
Brick Commons	Bricktown, NJ	Develop new pad
Brunswick Commons	East Brunswick, NJ	Develop new pad
Las Catalinas Mall	Caguas, PR	Retenant former Kmart box

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated unleveraged yield for Completed projects is 10% based on the total estimated project costs of and the incremental unleveraged NOI expected from the projects. The incremental unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in preliminary planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of March 31, 2021 and December 31, 2020
(in thousands)

	March 31, 2021	December 31, 2020
Secured fixed rate debt	$1,425,439	$1,428,026
Secured variable rate debt	168,981	169,371
Total debt	$1,594,420	$1,597,397

% Secured fixed rate debt	89.4%	89.4%
% Secured variable rate debt	10.6%	10.6%
Total	100%	100%

Secured mortgage debt	$1,594,420	$1,597,397
Unsecured debt(1)	—	—
Total debt	$1,594,420	$1,597,397

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5.2 years	5.5 years
Weighted average remaining maturity on unsecured debt	N/A	N/A

Total market capitalization (see page 16)	$3,616,120

% Secured mortgage debt	—%
% Unsecured debt	—%
Total debt: Total market capitalization	—%

Weighted average interest rate on secured mortgage debt(2)	3.92%	3.92%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) The agreement has a maturity date of January 29, 2024 with two six-month extension options. Borrowings under the agreement bear interest at LIBOR plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of March 31, 2021 and December 31, 2020
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	March 31, 2021	December 31, 2020	Percent of Mortgage Debt at March 31, 2021
Cherry Hill (Plaza at Cherry Hill)(2)	5/24/22	1.72%	$28,930	$28,930	1.8%
Westfield (One Lincoln Plaza)(2)	5/24/22	1.72%	4,730	4,730	0.3%
Woodbridge (Plaza at Woodbridge)(2)	5/25/22	1.72%	55,340	55,340	3.5%
Bergen Town Center - West, Paramus	4/8/23	3.56%	300,000	300,000	18.8%
Bronx (Shops at Bruckner)	5/1/23	3.90%	10,189	10,351	0.6%
Jersey City (Hudson Mall)	12/1/23	5.07%	22,713	22,904	1.4%
Yonkers Gateway Center	4/6/24	4.16%	28,058	28,482	1.8%
Las Catalinas	2/1/26	4.43%	126,759	127,669	8.0%
Jersey City (Hudson Commons)(1)	11/15/24	2.02%	28,448	28,586	1.8%
Watchung(1)	11/15/24	2.02%	26,484	26,613	1.7%
Bronx (1750-1780 Gun Hill Road)(1)	12/1/24	2.02%	25,049	25,172	1.6%
Brick	12/10/24	3.87%	50,000	50,000	3.1%
North Plainfield	12/10/25	3.99%	25,100	25,100	1.6%
Middletown	12/1/26	3.78%	31,400	31,400	2.0%
Rockaway	12/1/26	3.78%	27,800	27,800	1.7%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	63,000	4.0%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	100,000	6.3%
Manchester	6/1/27	4.32%	12,500	12,500	0.8%
Millburn	6/1/27	3.97%	23,270	23,381	1.5%
Totowa	12/1/27	4.33%	50,800	50,800	3.2%
Woodbridge (Woodbridge Commons)	12/1/27	4.36%	22,100	22,100	1.4%
East Brunswick	12/6/27	4.38%	63,000	63,000	4.0%
East Rutherford	1/6/28	4.49%	23,000	23,000	1.4%
Brooklyn (Kingswood Center)	2/6/28	5.07%	71,475	71,696	4.5%
Hackensack	3/1/28	4.36%	66,400	66,400	4.2%
Marlton	12/1/28	3.86%	37,400	37,400	2.3%
East Hanover Warehouses	12/1/28	4.09%	40,700	40,700	2.6%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	45,600	2.9%
Freeport (Freeport Commons)	12/10/29	4.07%	43,100	43,100	2.7%
Montehiedra	6/1/30	5.00%	80,712	81,141	5.1%
Montclair	8/15/30	3.15%	7,250	7,250	0.5%
Garfield	12/1/30	4.14%	40,300	40,300	2.5%
Mt Kisco	11/15/34	6.40%	12,813	12,952	0.8%
Total mortgage debt		3.92%	$1,594,420	$1,597,397	100%
Unamortized debt issuance costs			(9,442)	(9,865)
Total mortgage debt, net			$1,584,978	$1,587,532
(1)Bears interest at one month LIBOR plus 190 bps.
(2)Bears interest at one month LIBOR plus 160 bps.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of March 31, 2021
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2021(1)	$10,636	$—	$902	$11,538	3.8%	0.7%
2022	16,928	85,452	1,206	103,586	2.1%	6.5%
2023	19,196	329,436	1,182	349,814	3.7%	21.9%
2024	19,165	143,706	849	163,720	3.1%	10.3%
2025	16,872	23,260	814	40,946	4.2%	2.6%
2026	11,758	218,122	814	230,694	4.2%	14.5%
2027	8,390	259,525	814	268,729	4.3%	16.9%
2028	7,783	264,822	12	272,617	4.4%	17.1%
2029	5,553	38,186	(60)	43,679	4.2%	2.7%
Thereafter	8,352	101,042	(297)	109,097	4.7%	6.8%
Total	$124,633	$1,463,551	$6,236	$1,594,420	3.9%	100%
	Unamortized debt issuance costs			(9,442)
	Total outstanding debt, net			$1,584,978
(1) Remainder of 2021.

URBAN EDGE PROPERTIES
COVID-19 DISCLOSURE

Composition of Rental Revenue for the quarter ended March 31, 2021

Quarter Ended March 31, 2021
(in thousands)
Collected property rentals and tenant expense reimbursements from first quarter billings(1)	$82,503
Uncollected property rentals and tenant expense reimbursements from first quarter billings
Reserved(4)	4,641
Accrued - unreserved	1,832
Total property rentals and tenant expense reimbursements before non-cash adjustments from first quarter billings(2)	88,976
Non-cash adjustments(3)	8,278
Rental revenue deemed uncollectible	(2,635)
Total rental revenue recognized	$94,619
(1) Amount does not include approximately $8.0 million of rents collected during the first quarter that pertain to amounts billed in prior periods..
(2) Total first quarter billings include $10.7 million of gross amounts billed for leases with rental revenue being recognized on a cash-basis. The Company had 246 leases with rental revenue being recognized on a cash-basis as of March 31, 2021, which represented approximately 14% of total portfolio ABR.
(3) Amount comprises straight-line rental (expense) income, amortization of lease intangibles, credits for tenant abatements and accrued unbilled amounts during the fourth quarter.
(4) Amount includes $4.1 million pertaining to leases with rental revenue being recognized on a cash-basis.

Composition of Rental Revenue Deemed Uncollectible

Quarter Ended March 31, 2021
(in thousands)
Rental revenue deemed uncollectible
Amounts billed in first quarter deemed uncollectible	$4,641
Amounts billed prior to first quarter now deemed uncollectible	1,343
Recovery of amounts deemed uncollectible in prior periods	(3,349)
Total rental revenue deemed uncollectible(1)	$2,635
(1) Amount includes abatements executed during the quarter. Total rental revenue deemed uncollectible includes $3.0 million recorded on tenants accounted for on a cash basis.

Status of Rent Deferrals

As of April 29, 2021, the Company has executed or approved deferral agreements as follows:

	Number Executed / Approved	Square Feet	Amount(2)	Weighted Avg. Payback Start Date	Weighted Avg Payback (in months)
Deferral Agreements(1)	120	1,523,000	$9,800	2/2021	17
(1) There can be no assurance that all payment deferral plans will be consummated at the agreed-upon terms and/or if consummated, repaid consistent with terms of the agreement.
(2) Amount in thousands. Includes both base rent and/or tenant expense reimbursements. Deferrals by quarter are: $3.7 million for 2Q20, $4.3 million for 3Q20, $1.0 million for 4Q20 and $0.8 million for 1Q21.

Collection Status as of March 31, 2021 by Tenant Type

	1Q 2021		4Q 2020		3Q 2020		2Q 2020
Tenant Type	Tenant Billings(1)(2)	% Collected	Tenant Billings(1)	% Collected	Tenant Billings(1)(2)	% Collected	Tenant Billings(1)	% Collected
National	$66,485	96%	$63,809	96%	$68,390	94%	$65,787	87%
Regional	8,861	90%	9,286	94%	9,858	81%	9,460	66%
Mom and pop	6,595	74%	6,575	82%	7,009	77%	6,872	67%
Local franchise	5,374	82%	5,181	81%	5,549	78%	5,556	66%
Temporary	1,661	75%	1,642	90%	1,137	96%	1,717	56%
Total	$88,976	93%	$86,493	94%	$91,943	90%	$89,392	82%

(1) Total tenant billings represent gross amounts billed, which include amounts that have been deferred or abated.
(2) Gross tenant billings are elevated in 1Q and 3Q due to the timing of real estate tax billings.

Collection Status as of March 31, 2021 by Tenant Category

	1Q 2021		4Q 2020		3Q 2020		2Q 2020
Tenant Category	Tenant Billings(1)	% Collected	Tenant Billings(1)	% Collected	Tenant Billings(1)	% Collected	Tenant Billings(1)	% Collected
Discounters / Walmart / Target	$16,909	100%	$14,892	95%	$16,438	89%	$15,381	86%
Grocer / warehouse clubs	9,800	100%	10,734	99%	10,976	99%	11,070	100%
Apparel / department stores	11,433	85%	9,856	94%	10,883	95%	10,801	69%
Home improvement	8,725	100%	9,237	100%	9,150	100%	9,265	100%
Other(2)	8,602	86%	8,724	90%	7,927	90%	8,377	74%
Restaurants	7,829	71%	6,935	79%	7,471	75%	7,359	58%
Other essential businesses(3)	5,245	100%	6,325	97%	7,229	99%	6,353	99%
Furnishings	5,438	95%	4,889	98%	5,368	99%	5,187	88%
Consumer electronics	4,537	93%	4,482	100%	4,621	98%	4,450	95%
Fitness	3,264	83%	3,346	87%	4,052	43%	3,678	10%
Medical offices	2,668	99%	2,745	98%	2,789	95%	2,762	94%
Industrial / Non-retail	2,230	90%	2,130	100%	2,188	98%	2,228	98%
Office supplies	1,494	99%	1,606	96%	1,792	99%	1,712	95%
Theaters	802	26%	592	0%	1,059	0%	769	6%
Total	$88,976	93%	$86,493	94%	$91,943	90%	$89,392	82%

(1) Total tenant billings represent gross amounts billed, which include amounts that have been deferred or abated.
(2) Category includes sporting goods, beauty, personal care services, education, entertainment, nutrition, and other tenant types representing 8% of total ABR.
(3) Category includes auto, pet supplies, banks, pharmacy, packaging and others.

Status of Rent Collections as of April 29, 2021
The status of collections by property type as of April 29, 2021 were as follows:

		% Collected
	% of Portfolio ABR	1Q 2021	4Q 2020	3Q 2020	2Q 2020	April 2021
Strips	75%	99%	96%	91%	87%	100%
Malls(1)	22%	84%	91%	87%	65%	82%
Industrial	3%	100%	100%	100%	100%	100%
Total portfolio	100%	95%	95%	90%	82%	97%
(1) Collection rates through 2020 include Bergen Town Center, Hudson Mall, The Outlets at Montehiedra, and Las Catalinas Mall. 1Q21 also includes Sunrise Mall.

Rent Collections as Reported
The Company continues to make progress on 2020 receivables. The table below summarizes the Company's gross rent collection results as reported during the last three quarters:

	% Collected
	1Q 2021	4Q 2020	3Q 2020	2Q 2020
As of April 29, 2021	95%	95%	90%	82%
As of February 12, 2021	N/A	93%	89%	81%
As of November 3, 2020	N/A	N/A	83%	77%
As of August 4, 2020	N/A	N/A	N/A	72%